Exhibit 99.1

FOR IMMEDIATE RELEASE

Investors contact:	Media contact:

Linda Snyder	Phyllis Davidson

408/588-8405	408/588-8754

Linda_snyder@hyperion.com	Phyllis_davidson@hyperion.com

HYPERION APPOINTS NANCI CALDWELL AND MAYNARD WEBB
TO BOARD OF DIRECTORS

New Directors Lend Marketing, Sales, and Operations Expertise to Hyperion Board

SANTA CLARA, Calif., January 10, 2006 — Hyperion (Nasdaq:HYSL) announced today that it has added Nanci Caldwell and Maynard Webb to its board of directors. Caldwell, most recently chief marketing officer of PeopleSoft, also served in executive roles for Hewlett-Packard. Webb is currently chief operating officer of eBay. Previously he served as chief information officer for Gateway and Bay Networks.

“Hyperion is adding two outstanding executives and two powerful voices to the board,” said Jeff Rodek, executive chairman of Hyperion. “Nanci is an astute business person with an exceptional marketing and sales pedigree. Her guidance will prove invaluable as we strengthen the Hyperion brand worldwide. We’re also fortunate to bring aboard Maynard, whose work at eBay, one of the best run technology-based companies in the world, gives him keen insight into the issues confronting executives, including IT managers.

“The combination of Nanci and Maynard adds strength, world class experience and diversity to our board.”

“Hyperion is a company that has continuously focused on delivering the highest level of business value to customers,” said Caldwell. “As a result, Hyperion is now the recognized leader in providing Business Performance Management solutions. I am delighted to be joining the board of this world class company and I look forward to being actively involved in its future.”

“Hyperion’s innovative products and strong management team have made it a successful partner to companies across all kinds of industries,” said Webb. “It’s well-positioned to take the next step as a truly great company and I’m honored to sit on the board.”

Caldwell and Webb will be the sixth and seventh outside directors on Hyperion’s board. Rodek and Hyperion CEO, Godfrey Sullivan, are the board’s two inside directors. Caldwell and Webb will begin their terms on February 15, 2006, the date of the next scheduled meeting of Hyperion’s board of directors.

About Hyperion

Hyperion Solutions Corporation is the global leader in Business Performance Management software. More than 10,000 customers rely on Hyperion software to provide visibility into how their businesses are performing and to help them plan and model to improve that performance. Using Hyperion software, customers collect data, organize and analyze it, then communicate it across the enterprise. Hyperion offers the industry’s only Business Performance Management solution that integrates financial management applications with a business intelligence platform into a single system.

Named one of the FORTUNE 100 Best Companies to Work For (2004), Hyperion serves global customers in 45 countries. A network of more than 600 partners provides the company’s innovative and specialized solutions and services. Hyperion generated revenues of $703 million for the fiscal year that ended June 30, 2005 and is traded under the Nasdaq symbol HYSL. For more information, please visit www.hyperion.com.

Forward-Looking Statements
Statements in this press release relating to the future, including those related to strengthening our brand, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as, “may,” “will,” “should,” “potential,” “estimated,” “projects,” “anticipate,” “plans,” “expects,” “believes” and similar expressions. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, our failure to successfully drive increases in software license revenue (by both increasing sales of newer products, and limiting fall off of older product revenue), significant product quality problems, failure to successfully drive partner revenue, lower than expected customer adoption rates for System 9, significant strengthening of the dollar against key European currencies, the impact of competitive products and pricing, a decline in customer demand and technological shifts. For a more detailed discussion of factors that could affect the company’s performance and cause actual results to differ materially from those anticipated in the forward-looking statements, interested parties should review the company’s filings with the Securities and Exchange Commission, including the Reports on Forms 10-K and 10-Q filed on August 31, 2005, and November 9, 2005, respectively. The company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.